Exhibit 107
Calculation of Filing Fee Tables
Form S-4
(Form Type)
Burke & Herbert Financial Services Corp.
(Exact Name of Registrant as Specified in its Charter)

Table 1-Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, $0.50 par value	Other	7,358	$52.335 (2)	$385,228.09	$0.00014760	$56.86
	Total Offering Amounts					$385,228.09		$56.86
	Total Fees Previously Paid							$—
	Total Fee Offsets							$—
	Net Fee Due							$56.86
1)The number of shares of common stock, par value $0.50 per share, of Burke & Herbert Financial Services Corp. (“Burke & Herbert)” and, such shares, the “Burke & Herbert common stock”) being registered is based upon (i) the exchange ratio of 0.5043 shares of Burke & Herbert common stock for each share of common stock, par value $2.50 per share, of Summit Financial Group, Inc. (“Summit” and, such shares, the “Summit common stock”) multiplied by (ii) an estimate of the maximum number of additional shares of Summit common stock outstanding as of the Effective Time of the merger due to 14,591 additional shares of Summit common stock issued since the effectiveness of the Prior Registration Statement. Burke & Herbert previously registered 7,399,163 shares of Summit common stock pursuant to the Registration Statement on Form S-4 (Registration No. 333-274810) which was declared effective on October 16, 2023 in connection with the proposed merger transaction described herein.
2)Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the “Securities Act”) and calculated in accordance with Rules 457(c) and 457(f)(1) promulgated thereunder. The aggregate offering price is (i) the average of the high and low prices of Burke & Herbert common stock as reported on the Nasdaq Capital Market on April 30, 2024 ($52.355) multiplied by (ii) the estimated maximum number of additional shares of Burke & Herbert common stock to be issued in the merger (7,358).
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